Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

SECOND QUARTER AND SIX MONTH 2013 RESULTS

Company Achieves Record Margins and Earnings

CINCINNATI, OHIO, August 8, 2013—CECO Environmental Corp. (NasdaqGM:CECE), a leading provider of air pollution control technology and systems, today announced second quarter and six-month results for the period ended June 30, 2013.

Financial highlights for the second quarter of 2013 compared to the second quarter of 2012 include:

Net sales were $44.4 million as compared to $34.6 million in the same period of 2012, an increase of 28.3%;

Gross profit increased by 36.2% to $14.3 million as compared to $10.5 million in 2012;

Gross margin increased to 32.2% compared to 30.3% for the same quarter in 2012;

Operating income decreased to $3.3 million in 2013 compared to $4.3 million in 2012; Non-GAAP operating income, adjusted for transaction related costs including legal, accounting, banking, retention payments, earn-out expenses and amortization of intangibles related to recent acquisitions, increased to $6.2 million compared to $4.4 million, a 40.9% improvement;

Operating margin decreased to 7.4% from 12.4% in 2012; Non-GAAP operating margin, adjusted as noted above, increased to 13.9% compared to 12.4%;

Net income increased to $3.0 million in 2013 as compared to net income of $2.5 million in 2012; Non-GAAP net income, adjusted as noted above, increased to $5.5 million compared to $2.5 million;

Net income per diluted share was $0.17 in 2013 as compared to $0.15 in 2012; Non-GAAP net income per diluted share, adjusted as noted above, increased to $0.30 in 2013 compared to $0.15 in 2012;

2013 net income, including Non-GAAP net income, includes a $1.5 million net gain ($0.08 per diluted share) from the recognition of additional research and development income tax credits related to open tax years;

Bookings for the quarter were $46.5 million compared to $40.9 million in 2012, an increase of 13.7%; and

Backlog as of June 30, 2013 was $77.9 million compared to $59.5 million as of December 31, 2012 and $58.9 million as of June 30, 2012.

Financial highlights for the six months ended June 30, 2013 compared to six months ended June 30, 2012 include:

Net sales were $78.8 million as compared to $67.6 million in the same period of 2012, an increase of 16.6%;

Gross profit increased by 23.2% to $25.5 million as compared to $20.7 million in 2012;

Gross margin increased to 32.4% compared to 30.6% in 2012;

Operating income decreased to $6.6 million in 2013 compared to $8.0 million in 2012; Non-GAAP operating income, adjusted for transaction related costs including legal, accounting, banking, retention payments, earn-out expenses and amortization of intangibles related to recent acquisitions, increased to $10.8 million compared to $8.2 million, a 31.7% improvement;

Operating margin decreased to 8.4% from 11.8% in 2012; Non-GAAP operating margin, adjusted as noted above, increased to 13.7% compared to 12.1%;

Net income increased to $5.3 million in 2013 as compared to net income of $4.5 million in 2012; Non-GAAP net income, adjusted as noted above, increased to $8.7 million compared to $4.6 million;

Net income per diluted share was $0.29 in 2013 as compared to $0.27 in 2012; Non-GAAP net income per diluted share, adjusted as noted above, increased to $0.48 in 2013 compared to $0.28 in 2012;

2013 net income, including Non-GAAP net income, includes a $1.5 million net gain ($0.09 per diluted share) from the recognition of additional research and development income tax credits related to open tax years; and

Bookings Year-to-date are $84.1 million compared to $71.6 million in 2012, an increase of 17.5%.

Pending Acquisition of Met-Pro Corporation

As previously announced, CECO entered into a definitive agreement on April 22, 2013 to acquire Met-Pro Corporation (NYSE: MPR). Met-Pro is a leading global, niche-oriented provider of product recovery, pollution control, fluid handling and filtration solutions across multiple diversified end-markets. Pursuant to the terms of the definitive agreement, CECO will acquire all of the outstanding shares of Met-Pro common stock in a cash and stock transaction valued at a total of approximately $210 million. The acquisition is subject to approval by Met-Pro’s shareholders, with a special meeting scheduled for August 26, 2013, approval by our stockholders of the issuance of our common stock to Met-Pro shareholders, with a special meeting scheduled for August 26, 2013, and other customary closing conditions. Assuming the approvals are obtained, CECO anticipates closing promptly after the meetings.

“I am very pleased with our favorable operating results for the first six months of 2013 as CECO continued to achieve significant improvements in all of our financial metrics, including margins, earnings and bookings,” commented CECO’s Chief Executive Officer, Jeff Lang. “The integration of both the Aarding and Adwest Technologies acquisitions is complete and we are excited about the future benefits these two businesses will add to the CECO family. With the pending closing of the acquisition of Met-Pro, we believe CECO today is better positioned than ever to provide our global customers with the premier products they require as well as generate increasing returns to all of our shareholders.”

CECO will host a conference call on Thursday, August 08, 2013 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	866-318-8617
International dial in number:	617-399-5136
Participant passcode:	72974506

Replay:	888-286-8010
International:	617-801-6888
Passcode:	89180298

This call is being webcast by NASDAQ OMX and can be accessed at CECO’s web site at www.cecoenviro.com.

The webcast is also being distributed through third party distribution channels, including the StreetEvents Network operated by Thomson Reuters (Markets) LLC and its affiliates.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global provider of air pollution control and product recovery technology. Through its brands and subsidiaries – Aarding Thermal Acoustics/Flextor, Adwest Technologies, Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox, Fisher-Klosterman/Buell, CECO China, and A.V.C. Specialists – CECO provides a wide spectrum of air quality product technologies, services and engineered equipment technology i.e. cyclones, scrubbers, dampers, diverters, RTOs, component parts and monitoring and management services. Global industries served include refining, petrochemical, traditional power, natural gas power, aluminum, steel, automotive, chemical, and the largest industrial facilities. Global growth, operational excellence, recurring revenues, margin expansion, sector consolidation, safety leadership, and employee development are CECO’s core competencies and long term objectives. CECO’s revenues are approximately 70% engineered equipment technology and 30% after market recurring revenues.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jason DeZwirek, Chairman

Jeff Lang, Chief Executive Officer

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

Dollars in thousands, except per share data

	JUNE 30, 2013	DECEMBER 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$5,066	$22,994
Accounts receivable, net	28,283	29,499
Costs and estimated earnings in excess of billings on uncompleted contracts	13,713	5,747
Inventories, net	6,080	3,898
Prepaid expenses and other current assets	6,682	2,183

Total current assets	59,824	64,321
Property and equipment, net	5,529	4,885
Goodwill	27,578	19,548
Intangibles – finite life, net	13,984	1,283
Intangibles – indefinite life	6,348	3,526
Deferred charges and other assets	4,297	541

	$117,560	$94,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,579	$0
Accounts payable and accrued expenses	20,101	15,093
Billings in excess of costs and estimated earnings on uncompleted contracts	12,114	11,368
Income taxes payable	0	1,079

Total current liabilities	33,797	27,540
Other liabilities	6,471	4,442
Deferred income tax liability, net	4,207	128

Total liabilities	44,472	32,110

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 17,933,254 and 17,096,543 shares issued in 2013 and 2012, respectively	179	171
Capital in excess of par value	63,035	54,800
Accumulated earnings	13,169	9,691
Accumulated other comprehensive loss	(2,939)	(2,312)

	73,444	62,350
Less treasury stock, at cost, 137,920 shares in 2013 and 2012	(356)	(356)

Total shareholders’ equity	73,088	61,994

	$117,560	$94,104

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2013	2012	2013	2012
Net sales	$44,433	$34,592	$78,794	$67,618
Cost of sales	30,136	24,045	53,313	46,887

Gross profit	14,297	10,547	25,481	20,731
Selling and administrative	8,100	6,186	14,692	12,527
Acquisition expenses	2,299	0	3,394	0
Amortization	591	76	750	172

Income from operations	3,307	4,285	6,645	8,032
Other (expenses) income, net	(59)	1	72	(64)
Interest expense (including related party interest of $0 and $59, and $0 and $118, respectively)	(154)	(266)	(251)	(537)

Income before income taxes	3,094	4,020	6,466	7,431
Income tax expense	51	1,535	1,215	2,901

Net income	$3,043	$2,485	$5,251	$4,530

Per share data:
Basic net income	$0.17	$0.17	$0.30	$0.31

Diluted net income	$0.17	$0.15	$0.29	$0.27

Weighted average number of common shares outstanding:
Basic	17,750,512	14,615,913	17,416,118	14,571,642

Diluted	18,355,496	17,211,339	18,066,539	17,169,674

CECO ENVIRONMENTAL CORP.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30
	2013	2012	2013	2012
Reconciliation of GAAP operating income and GAAP operating margin:
Operating income in accordance with GAAP	$3,307	$4,285	$6,645	$8,032
Operating margin in accordance with GAAP	7.4%	12.4%	8.4%	11.8%
Acquisition related expenses	2,299	0	3,394	0
Amortization of intangibles related to acquisitions	591	76	750	172

Non-GAAP operating income	$6,197	$4,361	$10,789	$8,204

Non-GAAP operating margin	13.9%	12.4%	13.7%	12.1%
Reconciliation of GAAP net income:
Net income in accordance with GAAP	$3,043	$2,485	$5,251	$4,530
Acquisition related expenses	2,299	0	3,394	0
Amortization of intangibles related to acquisitions	591	76	750	172
Tax benefit of costs associated with acquisition activities	(473)	(30)	(674)	(68)

Non-GAAP net income	$5,460	$2,531	$8,721	$4,634

Per share data:
Non-GAAP net income per basic share	$0.31	$0.17	$0.50	$0.32

Weighted average number of common shares outstanding basic	17,750,512	14,615,913	17,416,118	14,571,642
Non-GAAP net income per diluted share	$0.30	$0.15	$0.48	$0.28

Weighted average number of common shares outstanding diluted	18,355,496	17,211,339	18,066,539	17,169,674

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP net income, non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition activities including retention, earn-out, legal, accounting, banking, amortization and other expenses and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP net income, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per basic and diluted shares are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per basic and diluted shares to the comparable GAAP measures.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, CECO Environmental Corp. (“CECO”) has filed with the Securities and Exchange Commission (“SEC”) a prospectus on Form 424B3 that includes a joint proxy statement of Met-Pro Corporation (“Met-Pro”) and CECO that also constitutes a prospectus of CECO, and Met-Pro has filed with the SEC its definitive proxy statement on Schedule 14A. The definitive joint proxy statement/prospectus was first mailed to CECO’s stockholders and shareholders of Met-Pro on July 29, 2013. INVESTORS AND SECURITY HOLDERS OF CECO AND MET-PRO ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by CECO and Met-Pro through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CECO can be obtained free of charge by contacting CECO Investor Relations at 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227. Copies of the documents filed with the SEC by Met-Pro can be obtained free of charge by contacting Met-Pro Investor Relations at 160 Cassell Road, Harleysville, Pennsylvania 19438.

Proxy Solicitation

CECO and Met-Pro, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders and CECO’s 10-K for the year ended December 31, 2012. Information about the directors and executive officers of Met-Pro is set forth in the proxy statement for Met-Pro’s 2013 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive joint proxy statement/prospectus filed with the SEC.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to complete the acquisition of Met-Pro and successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of Met-Pro, including economic and financial market conditions generally and economic conditions in CECO’s and Met-Pro’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s and Met-Pro’s filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s and Met-Pro’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, neither CECO or Met-Pro undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.